SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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(   )      Soliciting Material Pursuant to Section 240.14a-12

FORTUNE PARTNERS, INC.

______________________________________________________________________
(Name of Registrant as Specified in its Charter)
Not applicable
______________________________________________________________________

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FORTUNE PARTNERS, INC.
Suite 1100, 1050 West Pender Street, Vancouver, British Columbia, Canada, V6E 3S7
Telephone: (604) 714-3663 and Facsimile: (604) 608-3173

NOTICE OF CONSENT REQUESTED FROM SHAREHOLDERS
WITHOUT A SPECIAL MEETING

To the Shareholders of Fortune Partners, Inc.

NOTICE IS HEREBY GIVEN that the Board of Directors (the "Board of Directors") of Fortune Partners, Inc., a Nevada corporation (the "Company"), is soliciting the written consent and approval from the shareholders of the Company to take corporate action approving and consenting to the following matter without the necessity of holding a special meeting of the shareholders:

    Resolved that the Articles of Incorporation of the Company be amended to change the name of the Company from "Fortune Partners, Inc." to "Power Air Corporation".

Your attention is directed to the Consent Statement accompanying this Notice which more fully describes the foregoing proposal. The Board of Directors has fixed the close of business on December 5, 2005, as the record date (the "Record Date") for the determination of the shareholders entitled to vote on the corporate action for which consent and approval is being solicited.

The Board of Directors has fixed the close of business on December 20, 2005, as the date by which written consents and approvals are to be received by shareholders of record of a majority of the issued and outstanding common stock to effect the action on the proposal for which action is being sought. Shares can be voted only if the holder completes, signs and returns the Consent/Proxy form concerning the proposal for which consent and approval is being solicited by the Board of Directors of the Company.

The Board of Directors requests that you vote in connection with the corporate action upon which consent and approval is being solicited. To insure your participation you are urged to mark, date, sign and return the enclosed Consent/Proxy as promptly as possible.

YOU MAY REVOKE YOUR CONSENT/PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING CONSENT STATEMENT AT ANY TIME BEFORE ACTION AUTHORIZED BY SIGNED CONSENTS/PROXIES BECOMES EFFECTIVE.

By Order of the Board of Directors of Fortune Partners, Inc.
Per:
/s/ Stephen Williams
President, CEO and a Director
November 30, 2005

Important

SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED CONSENT/PROXY TO THE COMPANY PRIOR TO DECEMBER 20, 2005.

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FORTUNE PARTNERS, INC.
Suite 1100, 1050 West Pender Street, Vancouver, British Columbia, Canada, V6E 3S7
Telephone: (604) 714-3663 and Facsimile: (604) 608-3173

CONSENT STATEMENT

To the Shareholders of Fortune Partners, Inc.

This Consent Statement and the accompanying Consent/Proxy card are furnished to the holders of common stock of Fortune Partners, Inc., a Nevada corporation (the "Company"), by the Board of Directors of the Company (the "Board of Directors"), in connection with the solicitation of written consents from shareholders of the Company to take action by shareholder consent as specified herein without the necessity of holding a special meeting of the shareholders, as permitted by Nevada law.

The Board of Directors is asking the shareholders of common stock of the Company to consent in writing and approve the following matter:

    Resolved that the Articles of Incorporation of the Company be amended to change the name of the Company from "Fortune Partners, Inc." to "Power Air Corporation" (herein the "Name Change").

The Board of Directors approved and recommended the shareholders of the Company approve the Name Change pursuant to a written consent dated October 24, 2005. If the Name Change is approved by the shareholders of the Company, the Name Change will be effected by the filing of a Certificate of Amendment to the Articles of Incorporation of the Company with the Secretary of State of Nevada.

This Consent Statement, together with the Notice of Consent Requested From Shareholders Without A Special Meeting and the accompanying Consent/Proxy card is to be first mailed to Company shareholders on or about November 30, 2005.

GENERAL INFORMATION CONCERNING SOLICITATION
OF CONSENTS AND PROCEDURES

The Consent Procedure

The Name Change and the consequential amendment to the Articles of Incorporation require approval of the Company's shareholders under Nevada corporate law. The elimination of the need for a special meeting of shareholders to approve the Name Change is authorized by Section 78.320(2) of the Nevada Revised Statutes (the "NRS") which provides that the written consent of shareholders holding at least a minimum of the necessary voting power may be substituted for such a special meeting. Pursuant to NRS Section 78.390(1)(b) and the Articles of Incorporation of the Company, a majority of the voting power is required in order to approve the Name Change. In order to eliminate the costs and management time involved in holding a special meeting, and in order to effect the Name Change as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors voted to proceed with the Name Change by obtaining the written consent of shareholders holding a majority of the voting power of the Company. The Company has no provision in its Articles of Incorporation which affects or alters the procedure for obtaining consent from shareholders as set forth herein. Also, the Company's Bylaws, as amended, specifically authorize the taking of action upon written consent of shareholders owning at least a majority of the voting power without a meeting as set forth herein.

In the case of this solicitation of consents, written unrevoked Consents/Proxies from holders of record of a majority of the issued and outstanding shares of common stock as of the record date must be delivered to the Company to effect the action as to which shareholder consent and approval is being sought hereunder. The deadline for the delivery to the Company of written Consents/Proxies is December 20, 2005.

The Record Date

The Board of Directors has fixed the close of business on December 5, 2005, as the record date (the "Record Date") for the determination of shareholders entitled to approve the Name Change. Only shareholders of the Company as of the Record Date are entitled to tender and submit to the Company written Consents/Proxies whereby they vote on the Name Change described herein. As of the Record Date there were 41,883,729 shares of common stock outstanding. The common stock constitutes the sole outstanding class of voting securities of the Company. Each share of common stock entitles the holder thereof to one vote on all matters submitted to shareholders.

Solicitation of Consents

Solicitation of consents by the Board will initially be made by mail, but may also be made in person or by mail, telephone, telecopy, telegram, facsimile or other means of communication by Directors, Officers and regular employees of the Company for no additional or special compensation. In addition, brokerage houses, banks, nominees, trustees, custodians and other fiduciaries may be requested by the Company to forward proxy solicitation materials for shares of common stock held of record by them to the beneficial owners of such shares, and such fiduciaries will, upon request, be reimbursed by the Company for their reasonable out of pocket expenses incurred in connection therewith. The cost of solicitation of written Consents/Proxies to approve and consent to the corporate action described herein will be borne by the Company.

Effectiveness and Revocation of Consents

The corporate action proposed herein will be adopted when properly completed, unrevoked Consents/Proxies are signed by the holders of record of Company shareholders having a majority of the voting power of the outstanding shares of common stock and submitted to the Company; provided, however, that all Consent/Proxies will expire, unless delivered and present to the Company, on December 20, 2005. Because a consent to corporate action is effective only if expressed by holders of record of majority of the voting power of the outstanding shares of common stock, the failure to execute a Consent/Proxy has the same effect as the withholding of consent for any proposal.

The Company plans to present the results of a successful solicitation with respect to the corporate actions proposed herein as soon as possible. Shareholders are requested to tender and submit their completed Consent/Proxy form to the Company at the following address:

FORTUNE PARTNERS, INC.
Suite 1100, 1050 West Pender Street, Vancouver, British Columbia, Canada, V6E 3S7
Telephone: (604) 714-3663 and Facsimile: (604) 608-3173
Attention: Mr. Donald M. Prest, Secretary and CFO

Abstentions and "broker non-votes" (shares held of record by brokers or nominees which are not voted on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner of such shares and does not have discretionary voting power with respect to that matter) will be treated as votes against the Name Change. Broker non-votes will not be counted for purposes of determining the number of votes cast.

If a Consent/Proxy card is properly signed and returned to the Company on or before December 20, 2005, unless properly revoked, the shares represented by that Consent/Proxy card will be voted in accordance with the instructions specified thereon. If a Consent/Proxy card is properly signed and returned to the Company on or prior to December 20, 2005, at the address above, without voting instructions, it will be voted "FOR" the Name Change.

An executed Consent/Proxy form may be revoked by a shareholder at any time before expiration by marking, dating, signing and delivering to the Secretary of the Company a written revocation before the time that the action authorized by the executed Consent/Proxy becomes effective. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the Consent/Proxy previously given is no longer effective. The delivery of a subsequently dated Consent/Proxy form which is properly marked, dated, signed and delivered to the Company will constitute a revocation of any earlier Consent/Proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 30, 2005 by: (i) each person (including any group) known to us to own more than 5% of any class of our voting securities, (ii) each of our Directors and each of our Executive Officers, and (iii) Directors and Officers as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.
Title of class	Name and address of beneficial owner(1)	Number of shares of common stock	Percent of class(2)
Common stock	Power Air Dynamics Limited(3) Level 2, 33 York Street, Sydney, Australia, 2000	14,693,423	35.06%

Title of class	Name and address of beneficial owner(1)	Number of shares of common stock	Percent of class(2)
Common stock	H. Dean Haley 3801 Albert Matthews Road, Columbia, Tennessee, U.S.A., 38401 Executive Chairman, Chief Operating Officer and a Director	7,381,577(4)	17.62%
Common stock	Paul D. Brock 321-255 Newport Drive Port Moody, B.C., Canada V3H 5H1 A Director	475,000	2.63%
Common stock	Donald M. Prest 306-4685 Valley Drive Vancouver, B.C., Canada V6J 5M2 Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer	475,000	2.63%
Common stock	Stephen Williams 40 Lane 163 Crooked Lake, Angola, Indiana, U.S.A., 46703 President, Chief Executive Officer, Principal Executive Officer and a Director	Nil	0%
Common stock	Stephen Harrison(5) Level 2, 33 York Street, Sydney, Australia, 2000 A Director	Nil	0%
Common stock	William J. Potter New York, New York, U.S.A. A Director	Nil	0%
Common stock	All Directors and Executive Officers as a group (six persons)	8,331,577(1)(2)	19.89%

    Under Rule 13d-3 of the U.S. Securities Act of 1933, as amended, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date at which the information is provided. In computing the percentage ownership of any person the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

    Based on 41,883,729 shares of our common stock issued and outstanding as of November 30, 2005.

    A widely-held Australian corporation of which Stephen Harrison is a shareholder and director, however, over which Mr. Harrison does not have voting and dispositive power.

    These shares of the Company's common stock are registered in the name of HDH Group, LLC; a Tennessee corporation, of 3801 Albert Matthews Road, Columbia, Tennessee, U.S.A., 38401; which is owned and controlled by H. Dean Haley and over which Mr. Haley has voting and dispositive power.

    Stephen Harrison is a shareholder and director of Power Air Dynamics Limited, a widely-held Australian corporation that is the owner of 14,693,423 shares of the Company's common stock as indicated above; however, Mr. Harrison does not have voting or dispositive power over Power Air Dynamics Limited.

Effective on September 30, 2005 (the "Closing") the Company completed its previously announced (by way of Current Reports on Form 8-K dated August 22, 2005 and October 5, 2005) Agreement In Principle and resulting Share Exchange Agreement and related transactions (collectively, the "Share Exchange Agreement"), as entered into among the Company and each of Power Air Dynamics Limited (therein the "Vendor"), Power Air Tech, Inc. (therein "Power Air"), HDH Group, LLC (therein "HDH Group") and Mr. H. Dean Haley, pursuant to which the Company acquired from the Vendor all of the issued and outstanding shares of Power Air in consideration of, among other things, the issuance by the Company of 22,617,275 restricted common shares (each a "Share") of the Company in the following manner:

    the issuance of 14,693,423 of the Shares to the Vendor at a deemed price of $0.65 per Share;

    the issuance of 7,381,577 of the Shares to the HDH Group; with 2,836,121 of such Shares being issued at a deemed price of $0.533 per Share and with the remaining 4,545,456 of such Shares being issued at a deemed price of $0.65 per Share; issued in consideration of each of the HDH Group and Mr. Haley agreeing to accept such Shares in complete satisfaction of all claims and disputed claims previously advanced by them against the Vendor, Power Air and all of its subsidiaries and in consideration of HDH Group's efforts in continuing to commercialize Power Air's business; and

    the issuance of the balance of 542,275 of the Shares, at a deemed price of $0.553 per Share, to a substantial majority of the previous creditors of Power Air (each a "Creditor") in consideration of such Creditors agreeing to accept the Shares in complete satisfaction of all previous debts and/or services provided by such Creditors to Power Air, subject to a 15% discount.

This Closing of the Share Exchange Agreement represented a change in control of the Company. The change in control, for accounting purposes, constitutes a re-capitalization of the Company and, therefore, the transaction will be accounted for as a reverse merger whereby the legal acquirer, the Company, becomes the acquired entity and the legal subsidiary, Power Air, becomes the continuing operations and acquiring company.

In conjunction with and as a consequence of the Closing of the Share Exchange Agreement the following material corporate transactions have also now occurred:

    an aggregate of 1,550,000 issued and outstanding common shares of the Company owned by the Company's co-founders, Paul D. Brock and Donald M. Prest, have been returned to treasury for cancellation effective at Closing;

    an aggregate of 2,077,454 units of the Company (each a "Unit") have been issued by way of an unregistered private placement (the "Private Placement") to third party accredited investors (as defined in Rule 501(a) under the United States Securities Act of 1933, as amended (the "Securities Act")), at a subscription price of $0.65 per Unit for total gross proceeds of $1,350,345.10, with each such Unit being comprised of one common share and one non-transferable share purchase warrant of the Company (each a "Warrant"), and with each such Warrant being exercisable for one additional common share of the Company for a period of two years from the date of issuance thereof at an exercise price of $1.00 per common share; and

    effective at Closing or at October 3, 2005, the following changes have now occurred to the resulting Directors and Executive Officers of the Company:

Director/Officer	Position with the Company
H. Dean Haley	Executive Chairman, Chief Operating Officer and Director
Stephen Williams	President, Chief Executive Officer, Principal Executive Officer and Director
Stephen Harrison	Director
William J. Potter	Director
Paul D. Brock	Director
Donald M. Prest	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

The Share Exchange Agreement Shares and the Private Placement Units were issued by the Company in reliance on Rule 506 and in offshore transactions in reliance on Regulation S promulgated under the Securities Act. The securities represented by the Company's Closing of its Share Exchange Agreement and the completion of its Private Placement have not been registered under the Securities Act or under any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements in the United States.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the following persons has any substantial or material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in connection with the Name Change and the consequential amendment to the Company's Articles of Incorporation:

    each person who has been one of our Directors or Executive Officers at any time since the beginning of our last fiscal year; or

    any affiliate or associate of any of the foregoing persons.

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FORTUNE PARTNERS, INC.

Suite 1100, 1050 West Pender Street, Vancouver, British Columbia, Canada, V6E 3S7

Telephone: (604) 714-3663 and Facsimile: (604) 608-3173

PROPOSAL NO. 1

AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO

CHANGE THE NAME OF THE COMPANY

On October 24, 2005, our Board of Directors (the "Board of Directors") unanimously executed a written consent authorizing and recommending that our shareholders approve a proposal to change the name of the Company from "Fortune Partners, Inc." to "Power Air Corporation". The Board of Directors believes that the new name, Power Air Corporation, will more accurately reflect the Company's current business activities as a result of the recent acquisition of Power Air Tech, Inc., a Delaware corporation, as a wholly-owned subsidiary of the Company.

ACQUISITION OF POWER AIR TECH, INC.

We completed the acquisition of all of the issued and outstanding shares of Power Air Tech, Inc. ("Power Air") effective on September 30, 2005.  Power Air is a Delaware corporation incorporated in October of 1997.  The acquisition was completed pursuant to a Share Exchange Agreement and related transactions whereby we acquired all of the issued and outstanding shares of Power Air in consideration of, among other things, the issuance from treasury by the Company of an aggregate of 22,617,275 restricted common shares of our common stock.  As a result of this transaction Power Air is now a wholly-owned subsidiary of the Company.  Power Air is engaged in the business of developing, manufacturing and marketing fuel cell based commercial products.  Power Air has the exclusive worldwide license to zinc-air fuel cell technology that has been developed at the Lawrence Livermore National Laboratory, in Livermore, California, for all fields of use (all stationary, portable and mobile applications) and commercialization.

The closing of the Share Exchange Agreement represented a change in control of the Company.  The change in control, for accounting purposes, constitutes a re-capitalization of the Company and, therefore, the transaction will be accounted for as a reverse merger whereby the legal acquirer, the Company, becomes the acquired entity and the legal subsidiary, Power Air, becomes the continuing operations and acquiring company.

THE ACQUISITION OF POWER AIR DID NOT REQUIRE THE APPROVAL OF THE SHAREHOLDERS OF THE COMPANY.  SHAREHOLDERS ARE NOT BEING ASKED TO APPROVE OR OTHERWISE CONSENT TO THE ACQUISITION OF POWER AIR BY THE COMPANY.  SHAREHOLDERS MAY FIND MORE INFORMATION REGARDING OUR ACQUISITION OF POWER AIR AND THE BUSINESS OF POWER AIR IN OUR CURRENT REPORT ON FORM 8-K THAT WE FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 2005.  SHAREHOLDERS MAY VIEW THIS INFORMATION AT THE WEB SITE OF THE SECURITIES AND EXCHANGE COMMISSION AT WWW.SEC.GOV.

EFFECTIVENESS OF THE NAME CHANGE

If approved by the Company's shareholders, the change in our name will become effective upon the filing of a Certificate of Amendment to the Articles of Incorporation the Company with the Secretary of State of the State of Nevada. The Board of Directors intends to file the Certificate of Amendment to the Articles of Incorporation as soon as practicable once shareholder approval is obtained.

No Appraisal Rights

Under Nevada law the Company's shareholders are not entitled to appraisal rights with respect to a change in the name of our company.

Required Vote

The affirmative written consent and approval of the holders of a majority of the voting power of the outstanding shares of common stock is required to approve and ratify Proposal No. 1.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION AND APPROVAL OF THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION TO GIVE EFFECT TO THE NAME CHANGE.

OTHER INFORMATION

In the event that there are any questions about the giving of written consent with respect to the corporate actions proposed herein, or further assistance or information is required, please contact Donald M. Prest, Secretary and Chief Financial Officer, Fortune Partners, Inc., Suite 1100 - 1050 West Pender Street, Vancouver, British Columbia, Canada, V6E 3S7, telephone: (604) 714-3663 and facsimile (604) 608-3173.

By Order of the Board of Directors of Fortune Partners, Inc.

Per:

/s/ Stephen Williams

President, CEO and a Director

November 30, 2005

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FORTUNE PARTNERS, INC.

Suite 1100, 1050 West Pender Street, Vancouver, British Columbia, Canada, V6E 3S7

Telephone: (604) 714-3663 and Facsimile: (604) 608-3173

CONSENT/PROXY

CONSENT BY SHAREHOLDERS OF FORTUNE PARTNERS, INC.

TO ACTION WITHOUT A MEETING

THIS CONSENT/ PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of record of Fortune Partners, Inc., a Nevada corporation (the "Company"), hereby consents to the following corporate action without a meeting pursuant to Section 78.320 of the Nevada Revised Statutes with respect to all shares of common stock of the Company held by the undersigned.

Please mark your vote as indicated: [X]

IF NO DIRECTION IS MADE THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED AND VOTED IN FAVOR OF THE NAME CHANGE.

    Resolved that the Articles of Incorporation of the Company be amended to change the name of the Company from "Fortune Partners, Inc." to "Power Air Corporation".

CONSENT

WITHOLD CONSENT

ABSTAIN

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IMPORTANT - PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

Total number of shares Held:                                                                                    shares

(Will apply to all shares held by the shareholder if not specified)

Please print name of shareholder:

Date of execution:                                                                                                      , 2005

                                                                    Signature of shareholder

                                                                    Signature of shareholder, if held jointly

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